UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2018

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	DEPARTURE OF DIRECTORS or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2018, the Board of Directors of Northwest Pipe Company (the “Company”), upon the recommendation of the Compensation Committee, approved grants of performance share units (“PSUs”) for the following Named Executive Officers of the Company in the amounts set forth below. Pursuant to these long-term incentive grants, each Named Executive Officer received an award of PSUs valued at an amount equal to a specific percentage of his or her respective annual base salary. The PSUs awarded will vest on March 29, 2019 based on the Company’s Earnings before Interest Expense, Income Taxes, Depreciation and Amortization Margin before extraordinary or unusual items for 2018. The actual number of PSUs which will vest will be determined based on the performance level achieved and may be equal to, greater than, or less than the number of PSUs specified below. In the event of a “change in control” (as defined in the Performance Share Unit Agreement (the “Agreement”)), the PSUs will be immediately vested. The foregoing descriptions of the terms of the PSU awards are qualified by reference to the full text of the form of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Performance Share Units
Scott Montross Director, President and Chief Executive Officer	17,693
Robin Gantt Senior Vice President, Chief Financial Officer and Corporate Secretary	5,468
Martin Dana Executive Vice President, Business Development and Strategy	3,085
William Smith Executive Vice President, Operations	3,085
Aaron Wilkins Vice President of Finance and Corporate Controller	3,005

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1 Form of Performance Share Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 17, 2018.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Robin Gantt
Robin Gantt,
Senior Vice President, Chief Financial Officer and Corporate Secretary